UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

William D. Snider has retired from United Western Bancorp, Inc. (the “Company”) as chief financial officer and from all other day-to-day roles with the Company and its subsidiaries. Mr. Snider will continue to serve as a director of the Company. Mr. Snider has been with the Company, as both a director and chief financial officer, since December 2005. Mr. Snider’s retirement was effective April 15, 2010.

The Company is considering both internal and external candidates to replace Mr. Snider in the future. In the interim, the functions formerly performed by Mr. Snider will be shared between Benjamin C. Hirsh, the Company’s Chief Accounting Officer, and Charles Caswell, Chief Financial Officer to the Company’s principal subsidiary, United Western Bank.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

99.1	Press Release from United Western Bancorp, Inc., dated April 19, 2010, entitled “United Western Bancorp, Inc. Announces Retirement of William D. Snider, Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 21, 2010	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, General Counsel
and Chief Operating Officer

EXHIBIT INDEX

99.1	Press Release from United Western Bancorp, Inc., dated April 21, 2010, entitled “United Western Bancorp, Inc. Announces Retirement of William D. Snider, Chief Financial Officer.”